UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 20, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sensus Healthcare, Inc. (the “Registrant”) approved a grant of 10,000 shares of restricted stock to Arthur Levine, the Registrant’s principal financial officer, which shares will vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition, the Compensation Committee also approved discretionary cash bonuses for each of Joseph Sardano, the Registrant’s principal executive officer, Kalman Fishman, a named executive officer of the Registrant, and Mr. Levine. The amounts of the cash bonuses were $90,000, $50,000 and $75,000, respectively. The Compensation Committee awarded the restricted stock grant and cash bonuses in recognition of the respective contributions and achievements of Messrs. Sardano, Fishman and Levine throughout the 2016 fiscal year and, in part, based on certain financial performance metrics of the Registrant for the 2016 fiscal year the Compensation deemed relevant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: January 25, 2017	By:	/s/ Arthur Levine
Arthur Levine
Chief Financial Officer